UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2025

Magnachip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd. 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +82 (2) 6903-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

Dismissal of independent registered public accounting firm:

On March 11, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Magnachip Semiconductor Corporation (the “Company”) approved the dismissal of Samil PricewaterhouseCoopers (“Samil PWC”) as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Beginning in October 2024, the Audit Committee authorized management to initiate a competitive request-for-proposal process, soliciting proposals from accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2025. Management requested proposals from three independent registered public accounting firms, including Samil PWC, the Company’s current independent registered public accounting firm. As a result of this process, the Audit Committee made the decision to dismiss Samil PWC following the completion of the audit of the Company’s fiscal year 2024 financial statements. The decision to dismiss Samil PWC was not the result of any disagreements as further described below.

The reports of Samil PWC on the Company’s consolidated financial statements as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent period through March 11, 2025, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Samil PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of Samil PWC, would have caused Samil PWC to make reference thereto in its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Samil PWC with a copy of this Current Report on Form 8-K and requested that Samil PWC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Samil PWC agrees with the disclosures contained herein or, if not, stating the respects in which it does not agree. The Company has received the requested letter from Samil PWC, and a copy of the letter, dated March 14, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of new independent registered public accounting firm:

Following approval of the Audit Committee, on March 11, 2025, the Company engaged Ernst & Young Han Young (“E&Y”) to serve as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2025, to be effective following the completion of Samil PWC’s engagement, and contingent upon the execution of a satisfactory engagement letter with the Company following completion of E&Y’s standard client acceptance procedures. The decision to change the Company’s independent registered public accounting firm was the result of the competitive request-for-proposal process undertaken by the Company under the supervision of the Audit Committee described above. Samil PWC was previously engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2024. The appointment of E&Y does not affect Samil PWC’s engagement for the year ended December 31, 2024.

During the fiscal years ended December 31, 2023 and December 31, 2022 and through the appointment of E&Y on March 11, 2025, neither the Company nor anyone on its behalf consulted with E&Y regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulations S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Samil PricewaterhouseCoopers dated as of March 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: March 14, 2025	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, General Counsel and Secretary